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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 17, 1997



                          COLONIAL DOWNS HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


          VIRGINIA                    333-18295                   54-1826807
          --------                    ---------                   ----------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


             10515 Colonial Downs Parkway, New Kent, Virginia 23124
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code (804) 966-7223


          3610 North Courthouse Road, Providence Forge, Virginia 23140
         --------------------------------------------------------------
         (Former name of former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         At its September 17, 1997 meeting, the Virginia Racing Commission (the "Commission") ruled that a $1 million letter of credit that the Commission holds to secure the obligations of Colonial Downs, L.P., a subsidiary of the Corporation ("Colonial Downs"), under its performance guarantee will be unconditionally released. Under the performance guarantee, the Commission was entitled to draw $5,000 per day in penalties from Colonial Downs for every day after July 17, 1997 that the track was not open for live racing. Colonial Downs commenced live racing on September 1, 1997, 46 days after the deadline in the performance guarantee. The Commission ruled at its September 17, 1997 meeting that excusable delays, including unusually wet weather that hindered earth moving work and shortages of materials and labor, justified the extension of the completion date to September 1, 1997.

         Colonial Downs also informed the Commission at its September 17, 1997 meeting that the opening dates for the Brunswick and Hampton Racing Centers had slipped from the September 1997 dates previously reported. Construction of the racing centers did not proceed as expeditiously as originally forecasted. Colonial Downs encountered delays at both centers in securing requisite construction permits and during the summer devoted the vast majority of its resources to completion of the racetrack by the September 1, 1997 legislated deadline. The Brunswick Racing Center is currently expected to open in late October and the Hampton Racing Center is expected to open in November 1997.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                               COLONIAL DOWNS HOLDINGS, INC.


September 23, 1997             /s/ O. James Peterson, III
Date                           -----------------------------------
                               O. James Peterson, III, President
                               and Chief Operating Officer